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                                                                    EXHIBIT 99.5



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                      AMERICAN PREMIER UNDERWRITERS, INC.
                                  COMMON STOCK
   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR SPECIAL MEETING ON
                                           , 1995
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Registration Name and Address


                                                                               P


                                                                               R


                                                                               O


                                                                               X


                                                                               Y



The undersigned appoints Neil M. Hahl, Robert W. Olson and Robert F. Amory, and each of them, attorneys and proxies, with the power of substitution to each, to vote all shares of Common Stock of American Premier Underwriters, Inc. ("American Premier") that the undersigned may be entitled to vote at the Special
Meeting of Shareholders of American Premier to be held on            , 1995, at
10:30 A.M., Eastern Time, at The Cincinnatian Hotel, 601 Vine Street, Cincinnati, Ohio, on the proposal set forth below and on such other matters as may properly come before the meeting or any adjournment thereof.



THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED BELOW. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES "FOR" THE PROPOSAL SET FORTH BELOW. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE MEETING, SUCH SHARES WILL BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS NAMED ABOVE.



      The Board of Directors recommends a vote FOR the following proposal:



That American Premier acquire all of the outstanding common stock of American Financial Corporation ("AFC") pursuant to an Agreement and Plan of Acquisition and Reorganization, as amended, which provides that (a) American Premier would merge with a subsidiary of a newly formed holding company, American Premier Group, Inc. ("New American Premier"), and each share of American Premier common stock would be converted into one share of New American Premier common stock, and (b) AFC would merge with another subsidiary of New American Premier and each share of AFC common stock would be converted into 1.45 shares of New American Premier common stock. As a result, American Premier and AFC would each become subsidiaries of New American Premier.



                    / / FOR                / / AGAINST               // ABSTAIN


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Date:
- ----------------------------, 1995     Signature:

                                       -----------------------------------------

                                       Signature:

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                                       (IF HELD JOINTLY)
                                                      IMPORTANT: PLEASE SIGN AS
                                                      NAME APPEARS HEREIN
                                                      INDICATING, WHERE PROPER,
                                                      OFFICIAL POSITION OR
                                                      REPRESENTATIVE CAPACITY.
                                                      EXECUTORS, ADMINISTRATORS,
                                                      TRUSTEES, GUARDIANS,
                                                      ATTORNEYS AND CORPORATE
                                                      OFFICERS SHOULD GIVE THEIR
                                                      FULL TITLES AS SUCH. IN
                                                      CASE OF JOINT HOLDERS, ALL
                                                      SHOULD SIGN.



 TO VOTE YOUR SHARES, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY FORM USING
                             THE ENCLOSED ENVELOPE.



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.